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Exhibit 10.11

CONSENT TO SUBLEASE

        This Consent to Sublease (this "Consent") is made as of April    , 2007, by Carr CRHP CA Properties, L.L.C., a Delaware limited liability company ("Landlord"), JONES DAY, a general partnership ("Tenant"), and NovaCardia, Inc., a Delaware corporation ("Sublessee") with reference to the following Recitals.

R E C I T A L S

        A.    Landlord, as successor-in-interest to Square 24 Associates L.P., and Tenant, as successor-in-interest to Pennie & Edmonds LLP, are parties to that certain Lease (the "Lease") dated July 8, 2003, wherein Landlord leased to Tenant certain premises (the "Premises") comprising 8,560 rentable square feet of the project commonly known as Suite 300 and including the building located at 12750 High Bluff Drive, San Diego, California (the "Building"), and more particularly described in the Lease.

        B.    Tenant desires to sublease to Sublessee a portion of the Premises more particularly described in and pursuant to the provisions of that certain Sublease dated as of March 28, 2007 (the "Sublease"), a copy of which is attached hereto as Exhibit A.

        C.    Tenant desires to obtain Landlord's consent to the Sublease.

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

          All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

          This Consent shall not be effective and the Sublease shall not be valid nor shall Sublessee take possession of the Premises unless and until Landlord shall have received a fully executed counterpart of this Consent. Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete in all material respects.

  Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease (provided that nothing contained in this Consent shall obligate Sublessee to pay higher rent, post a higher Security Deposit or pay other amounts in excess of or in addition to the amounts contemplated by the Sublease (e.g., Operating Expenses and Tax costs), (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises. Landlord's consent to the Sublease as set forth in this Consent shall not be deemed to be Landlord's consent to any matter set forth in the Sublease which requires Landlord's prior approval, including without limitation the right to do any work described in the Sublease.

Nothing contained herein or in the Sublease shall be construed to:

  modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant's obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord's obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are, as of the date hereof, hereby declared by each of Landlord and Tenant to be in full force and effect; or

  require Landlord to accept any payments from Sublessee on behalf of Tenant, except those payments described in Section 7 below.

          Tenant shall remain fully liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the Rent, Additional Rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Premises. Except as otherwise set forth in the Sublease, Tenant shall be primarily responsible for the maintenance of insurance on the entire Premises, including the Sublease Premises.

Notwithstanding anything in the Sublease to the contrary:

          Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Premises applicable to the Term of the Sublease and made Sublessee's responsibility pursuant to the Sublease. Landlord, Tenant and Sublessee each hereby release one another, and waive their respective rights of recovery against one another for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

          Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict with Landlord between the terms of the Sublease and this Consent, the terms of this Consent shall control. As between Tenant and Sublessee, upon any conflict the terms of the Sublease shall control so that this Consent shall not be deemed to be a modification of the Sublease by the parties to the Sublease.

          The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

          If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith; provided, however, if Landlord elects, in its sole and absolute discretion and without obligation, exercisable by giving written notice to Sublessee within 7 days of such termination (a "Reinstatement Notice"), to reinstate the Sublease, then Sublessee shall attorn to Landlord, in which case the Sublease shall become and be deemed to be a direct lease between Landlord and Sublessee. If Landlord exercises the option provided under this section, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the Reinstatement Notice through the expiration or earlier termination of the Sublease, but Landlord shall not (a) be liable for more than 1 month's rent or any security deposit paid by Sublessee (except to the extent actually delivered to Landlord), (b) be liable for any prior act or omission of Tenant under the Lease prior to the Reinstatement Notice or for any other defaults of Tenant under the Sublease prior to the Reinstatement Notice, (c) be subject to any defenses or offsets previously accrued which Sublessee may have against Tenant for any period prior to the Reinstatement Notice, or (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

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          Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, Landlord shall have no responsibility, liability or obligation to Sublessee, and the Sublease shall terminate unless reinstated in Landlord's sole and absolute discretion as expressly provided in Section 5(d) above.

          Tenant acknowledges that Landlord shall be entitled to be reimbursed for its reasonable and actual out of pocket expenses up to $1,500, including without limitation attorneys' fees, in connection with this Consent, which fees shall be paid by Tenant.

        Any breach or violation of any of the provisions of the Lease by Sublessee shall be deemed a violation of the Lease by Tenant.

        Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due from Tenant under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. As between Tenant and Sublessee, any payments made by Sublessee directly to Landlord as set forth in this Section 7 shall be deemed to be payments paid to Tenant under the terms of the Sublease.

        Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any claim for a brokerage commission or fee payable to any real estate broker in connection with the Sublease, or any other claim for a commission or fee which results from the actions of Tenant. Sublessee hereby indemnifies and agrees to defend and hold Landlord harmless from and against any claim for a brokerage commission or fee payable to any real estate broker in connection with the Sublease, or any other claim for a commission or fee which results from the actions of Sublessee.

        Tenant and Sublessee agree that the Sublease will not be modified or amended in any material way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Premises. Any modification or amendment of the Sublease without Landlord's prior written consent shall be void and of no force or effect as to Landlord.

        This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

        This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

        This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Property is located, without regard to its principles of conflicts of law.

[Signatures on next page]

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        IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	Carr CRHP CA Properties, L. L. C., a Delaware limited liability company
	By:	illegible signature Name: Its:
TENANT:	Jones Day, a general partnership
	By:	/s/ ANTHONY M. INSOGNA Name: Anthony M. Insogna Its: Partner-in-Charge, San Diego Office
SUBLESSEE:	NovaCardia, Inc., a Delaware corporation
	By:	/s/ JOHN E. CRAWFORD Name: John E. Crawford Its: Chief Financial Officer

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EXHIBIT A

COPY OF SUBLEASE

SEE ATTACHED

SUBLEASE

        THIS SUBLEASE (this "Sublease") is entered into this 28th day of March, 2007 by and between Jones Day, a general partnership (as successor-in-interest to Pennie & Edmonds LLP, a New York limited liability partnership) ("Sublandlord") and NovaCardia, Inc., a Delaware corporation ("Subtenant").

Background

        A.    Sublandlord, as tenant, and Square 24 Associates L.P., a Delaware limited partnership, as landlord (the "Master Landlord"), are parties to that certain Lease dated July 8, 2003 (the "Master Lease"), a copy of which has been provided to Subtenant and is attached hereto as Exhibit A.

        B.    Pursuant to the Master Lease, Sublandlord leased from Master Landlord approximately 8,560 square feet of space located in Suite 300 of the existing building (the "Building") located at 12750 High Bluff Drive, San Diego, California (the "Premises").

        C.    Sublandlord desires to sublease to Subtenant the entire Premises on the terms hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Terms

        1.    Sublease.    Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, for the term, at the rental, and upon all of the conditions set forth herein. For purposes of this Sublease, the parties agree that the Premises shall be conclusively deemed to contain the square footage indicated in the recitals of this Sublease, even though the Premises may actually contain more or less square feet than such amount.

        2.    Sublease Term.    This Sublease shall be for a term (the "Sublease Term") commencing as of the date the Premises are delivered by Sublandlord to Subtenant, which delivery shall occur on the date this Sublease is fully executed and Master Landlord has provided its written consent to this Sublease (the "Commencement Date") and expiring on July 31, 2010 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof or pursuant to the conditions or covenants of the Master Lease or applicable law. Sublandlord will use good faith and reasonable efforts to obtain Master Landlord's consent as soon as possible after the execution of this Sublease.

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        3.    Rent.

        3.1    Base Rent.    Subtenant shall pay to Sublandlord monthly base rent for the Premises ("Base Rent") as follows:

Rental Period	Monthly Rental Rate (per rentable square foot)	Annual Rental Rate	Monthly Rental Rate
Commencement Date - 10/31/2007	$0.00	$0.00	$0.00
11/1/2007 - 12/31/2007(1)	$2.75	$231,000.00	$19,250.00
1/1/2008 through 4/30/2008*	$2.75	$282,480.00	$23,540.00
5/1/2008 through 4/30/2009	$2.85	$292,366.80	$24,363.90
5/1/2009 through 4/30/2010	$2.95	$302,599.64	$25,216.64
5/1/2010 through 7/31/2010	$3.05	$313,190.63	$26,099.22

*
Provided, that in the event the Commencement Date occurs after May 1, 2007, the dates for rent increases will be modified to reflect annual increases based upon such actual Commencement Date (e.g., if the Commencement Date is June 1, 2007, the $2.75 Monthly Rental Rate will apply through 5/31/08, and the $2.85 rate will be payable from 6/1/08 - 5/31/09 and so forth).

(1)
The Base Rent for the period between November 1, 2007 and December 31, 2007 is based on 7,000 square feet.

        3.2    Sublease Additional Rent.

        (a) Subtenant shall not be obligated to pay for Operating Cost Share Rent or Tax Share Rent pursuant to the terms of the Master Lease, but Subtenant shall pay Sublandlord as additional rent, along with monthly installments of Base Rent, all other costs, expenses and payments that Sublandlord is required to pay under the Master Lease, including without limitation, Electricity Share Rent and Parking Rent (collectively, the "Sublease Additional Rent"). Notwithstanding anything to the contrary contained in the Master Lease, the electricity supplied directly to the Premises is currently separately metered and Subtenant will pay for such separately metered electricity directly to the entity providing such electricity. In addition to such separately metered electricity, Subtenant will pay Electricity Share Rent which is intended to compensate Master Landlord for certain electricity supplied to the Common Areas of the Project, but which shall not include any electrical costs for electricity supplied to other tenant's premises.

        (b) Sublease Additional Rent shall be payable in the same manner as provided in the Master Lease and shall be based on Master Landlord's statements, including estimates, rendered to Sublandlord with respect to such items, which statements shall be made available by Sublandlord to Subtenant promptly after receipt thereof from Master Landlord. To the extent that any amounts paid by Subtenant on account of any of such items are based on estimates provided by Master Landlord and exceed the amount actually due and payable by Subtenant hereunder, such overpayment shall, in accordance with the procedure by which overpayment of such an item is treated under the Master Lease, be either refunded to Subtenant or credited against the amounts next coming due from Subtenant for the applicable item pursuant to this Section 3.2 promptly after Sublandlord has received the refund or credit from Master Landlord; provided, however, that if such overpayment shall have been credited to Subtenant and is not fully reimbursed by such credit prior to the expiration of the Sublease Term, then, promptly following the expiration or earlier termination of the term of this Sublease, so long as Sublandlord is receiving a corresponding credit from Master Landlord, Sublandlord shall reimburse Subtenant for the remaining balance of such overpayment, less any amounts Subtenant may owe to Sublandlord upon the expiration of the Sublease Term. To the extent that any estimated amounts so paid by Subtenant are less than the amount actually due and payable hereunder by Subtenant, Subtenant shall pay the difference to Sublandlord within ten (10) days after

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notice thereof. If any refund or credit results from an audit, challenge or other proceeding instituted by Sublandlord, Sublandlord shall be entitled to first deduct from any such refund or credit Sublandlord's actual expenses incurred in connection with obtaining such refund or credit and Subtenant shall be entitled to its proportionate share of the net refund or credit within ten (10) days after receipt by Sublandlord. Subtenant's payments under this Section for any partial lease year shall be prorated on a per diem basis. The provisions of this Section shall survive the Expiration Date or sooner termination of this Sublease.

        (c) As to any additional charges under the Master Lease which are attributable to Subtenant's use of the Premises, such as, for example and without limitation, charges under the Master Lease for after hours services furnished pursuant to the Master Lease or for repair of damage to the Premises, Subtenant shall pay to Sublandlord, as additional rent under this Sublease, within ten (10) days after receipt by Subtenant of the relevant statement, an amount equal to all such charges. Sublandlord shall provide Subtenant with copies of statements received from Master Landlord evidencing such additional charges.

        (d) If Subtenant shall fail to pay any installment of Base Rent or of Sublease Additional Rent or any additional charges payable hereunder when due and such failure shall continue for a period of five (5) days after Subtenant has received notice of such failure, such unpaid amount shall bear interest at the rate that is the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, from the due date until paid.

        3.3    Payment of Rent.    Subtenant shall pay the monthly Base Rent on or before the twenty-fifth (25th) day of the preceding month, in each case, from November, 2007 through the Expiration Date. Base Rent for November, 2007 in the amount of $19,250.00 shall be due on the date of Subtenant's execution of this Sublease. Base Rent along with the payment of any other sums due under this Sublease shall be collectively referred to herein as "Rent." Rent shall be paid in the lawful money of the United States to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing. If the Commencement Date or the Expiration Date fall on a date other than the first day or the last day of a calendar month, respectively, the Rent due for such fractional month shall be prorated on a per diem basis between Sublandlord and Subtenant. Rent shall be payable without counterclaim, setoff or deduction whatsoever.

        4.    Security Deposit.    Subtenant shall deposit with Sublandlord on or before the full execution of this Sublease, the sum of $26,099.22 (hereinafter referred to as the "Security Deposit") as security for the full and punctual performance by Subtenant of all the terms of this Sublease. Such Security Deposit shall be retained by Sublandlord in accordance with the provisions of this Section 4. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. In the event Subtenant defaults in the performance of any of the terms of this Sublease, including the payment of any sum owing by Subtenant hereunder which continues after any required notice and the expiration of any applicable cure period, Sublandlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or other sum or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms of this Sublease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Sublandlord. In the case of every such use, application or retention, Subtenant shall, on demand, pay to Sublandlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount. If Subtenant shall fully and punctually comply with all of the terms of this Sublease, the Security Deposit, without interest, shall be returned to Subtenant after the termination of this Sublease and delivery of exclusive possession of the Premises to Sublandlord (subject to the provisions of this Section). In the event of an assignment of the

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Master Lease by Sublandlord or any attornment by Subtenant to Master Landlord, Sublandlord shall have the right to transfer the Security Deposit provided for in this Section to the assignee or Master Landlord, as the case may be, and Sublandlord shall ipso facto be released by Subtenant from all liability for the return of the Security Deposit; and Subtenant agrees to look solely to the new Sublandlord for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Sublandlord. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance.

        5.    Master Lease.

        5.1    Subordinate to Master Lease.    This Sublease is and shall be at all times subject and subordinate to the Master Lease. Notwithstanding the foregoing, Subtenant shall not be entitled to exercise any renewal, extension, termination, first offer, first refusal or expansion rights of Sublandlord, if any, under the Master Lease. Further, the terms and conditions of this Sublease shall not include the terms and conditions of the following provisions of the Master Lease but shall continue in full force and effect in the Master Lease:

Section 2(A)(1)
Sections 2(A)(2)
Section 2(A)(3)
Section 2(B)(2)
Section 2(B)(3)
Section 2(C)(1)
Section 2(C)(2)
Section 2(C)(4)
Section 3.B
Section 25
Section 29
Section 30
Section 31
Section 32
Section 33
Section 34
Appendix C

        5.2    Conflicts with Master Lease.

        (a) The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease (including, without limitation, the indemnity provisions of the Master Lease) except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. To the extent possible, the provisions of the Master Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, the provisions of this Sublease shall control.

        (b) Subject to the foregoing, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used, it shall be deemed to mean Sublandlord, and wherever in the Master Lease the word "Tenant" is used, it shall be deemed to mean Subtenant. Notwithstanding the foregoing, Subtenant acknowledges and agrees that Sublandlord shall not be deemed a guarantor of the performance by Master Landlord of Master Landlord's obligations under the Master Lease, and that Subtenant shall look solely to Master Landlord for the performance of Master Landlord's obligations

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and Sublandlord's sole obligation with respect thereto shall be to request Master Landlord to perform its obligations under the Master Lease and assist Subtenant in enforcing the terms of the Master Lease in accordance with Section 11 hereof. It is likewise agreed that Sublandlord shall have no liability to Subtenant for any default or other act of Master Landlord under the Master Lease (so long as Master Landlord's acts are not the result, directly or indirectly, of any act or omission of Sublandlord) and that Sublandlord shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease except as specifically set forth herein. Without limiting the foregoing, Subtenant will look solely to Master Landlord for performance of the services and obligations specified in the Master Lease to be provided or performed by Master Landlord thereunder, including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, cleaning, elevator service, hot and cold water and light bulb replacement. If Master Landlord shall default or delay in the performance or observance of any of its agreements or obligations under the Master Lease (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Premises or the Building), Sublandlord shall have no obligation, liability or responsibility therefor to Subtenant and Sublandlord shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Sublandlord to Subtenant under this Sublease, except as provided in Section 11 hereof. Any condition resulting from such default or delay by Master Landlord shall not constitute an eviction, actual or constructive, of Subtenant. No such default or delay shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the rent or other charges provided for in this Sublease. In furtherance of the foregoing, Subtenant does, to the extent permitted by law, and except for the willful misconduct or gross negligence of Sublandlord or breach of its obligations hereunder, hereby waive any cause of action and any right to bring an action against Sublandlord by reason of any act or omission of Master Landlord under the Master Lease. Notwithstanding anything to the contrary contained herein, Sublandlord agrees to cooperate with Subtenant in accordance with the provisions of Section 11 in the event of a default or delay by Master Landlord under the Master Lease and Sublandlord further agrees that in the event of a default or delay by Master Landlord under the Master Lease that results in an abatement of rent for the benefit of Sublandlord, Subtenant will be entitled to abate rent pursuant to this Sublease up to the amount Sublandlord is entitled to abate rent pursuant to the Master Lease; provided, however, in no event shall the duration of the abatement of rent pursuant to the Sublease extend beyond the duration of abatement pursuant to the Master Lease.

        (c) In order to facilitate the coordination of the provisions of this Sublease with those of the Master Lease, unless otherwise stated herein, the time periods contained in provisions of the Master Lease that are incorporated by reference into this Sublease and for which the same action must be or has been taken under the Master Lease (such as, for example and without limitation, the time limit for the curing of a default under this Sublease that is also a default under the Master Lease), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by three (3) days so that in each instance, Subtenant shall have that much less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease and Sublandlord shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than the Master Landlord has under the Master Lease. Notwithstanding anything contained in this subsection to the contrary, if the time period enumerated in the Master Lease is three (3) days or less, the time for observance or performance hereunder shall be reduced by one (1) day.

        (d) Whenever the approval or consent of Sublandlord is required under any provision of the Master Lease or this Sublease, Subtenant shall first be required to obtain and furnish to Sublandlord the written approval or consent of Master Landlord. In the event Master Landlord consents to such matter, Sublandlord will not be entitled to withhold consent unless such matter would result in any

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increase in Sublandlord's liability under the Master Lease; provided, however, Sublandlord shall not unreasonably withhold, condition or delay such consent.

        (e) Sublandlord hereby represents and warrants that (i) the Master Lease is in full force and effect, (ii) to its knowledge, no defaults exist by either Sublandlord or the Master Landlord under the Master Lease, (iii) to its knowledge, there are no circumstances which, given notice or the passage of time or both, would constitute a default under the Master Lease, and (iv) that Sublandlord has the full right, power and authority to enter into this Sublease (subject to the consent of Master Landlord). For purposes herein, whenever the phrase "to Sublandlord's knowledge," or the "knowledge" of Sublandlord or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Anthony Insogna and no others, at the times indicated only, without duty of inquiry whatsoever. Sublandlord will not voluntarily do, or fail to do, anything which will constitute a default under the Master Lease or permit the Master Lease to be terminated for any reason.

        5.3    Assumption of Obligations.    During the term of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Master Landlord, the obligations of Sublandlord under the Master Lease to the extent that such obligations are applicable to the Premises and required pursuant to this Sublease. Notwithstanding the foregoing, the obligation to pay rent to the Master Landlord shall be considered performed by Subtenant to the extent and in the amount rent is paid to Sublandlord in accordance with Section 3 of this Sublease.

        5.4    Termination of Master Lease.    In the event of and upon the termination or cancellation of the Master Lease pursuant to any of the provisions thereof, this Sublease shall automatically expire and terminate and shall be of no further force and effect (except with respect to those obligations that survive the expiration or termination of this Sublease), and Subtenant shall have no claim against Sublandlord of any kind whatsoever. If the Master Lease terminates, in no event shall Sublandlord be required to act beyond its obligations as tenant in the Master Lease or as Sublandlord in this Sublease.

        6.    Condition of Premises.

        6.1    "AS IS" Condition.    Subtenant shall accept the Premises and the personal property and fixtures contained therein on the Commencement Date in "AS IS" condition, including all existing furniture, fixtures and equipment listed on Exhibit B attached hereto and made a part hereof (the "FF&E"). Without limiting the generality of the foregoing, Sublandlord shall have no obligation to make, supply or perform any alterations, services, material, fixtures, equipment, or decorations to the Premises. Except as expressly set forth below, Subtenant has relied solely on such investigations, examinations, and inspections as Subtenant has chosen to make with respect to the Premises, improvements and equipment in entering into this Sublease and Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. Sublandlord represents and warrants that to its actual knowledge without any duty to investigate, all plumbing, electrical, mechanical and lighting systems serving the Premises are in good working order. Subtenant shall maintain the Premises in accordance with the terms of the Master Lease.

        6.2    FF&E.    Subtenant acknowledges that the Premises currently contains the FF&E. Title to the FF&E shall be conveyed to Subtenant as of the Commencement Date in its "as is, where is, with all faults, if any" condition, without any warranties, express or implied regarding their physical condition, capacity, quality, value, workmanship, operating capability or performance, compliance with applicable laws, or their fitness or suitability for Subtenant's purposes (but with a warranty by Sublandlord that as of the date of such conveyance, Sublandlord has good title to and the right and authority to convey the FF&E; and that the FF&E is free and clear of all security interests, liens and encumbrances). In connection with acquiring title to the FF&E, Sublandlord will, at Subtenant's request, deliver reasonable documentation, such as a bill of sale, providing further evidence of the transfer of the

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FF&E from the Sublandlord to the Subtenant. Subtenant shall, at its sole cost and expense, remove any FF&E from the Premises in accordance with the terms hereof on or prior to the Expiration Date.

        6.3    Tenant Improvements and Alterations.    Any changes or alterations to the Premises shall be governed by the terms and conditions of the Master Lease.

        6.4    Use of Premises.    Subtenant shall use and occupy the Premises only for those uses permitted under the Master Lease. Subtenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the Board of Fire Underwriters); (b) may be dangerous to persons or property; (c) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or Premises; or (d) creates a nuisance, disturbs any other tenant of the Building (or subtenants of the Premises) or the occupants of neighboring property or injures the reputation of the Building. Use of the Premises shall be pursuant to the terms of the Master Lease.

        6.5    Restoration of Premises.    Subtenant shall leave the Premises in the condition required by the Master Lease, broom clean and free of debris. Subtenant shall have the right to remove any and all trade fixtures installed during the Sublease Term, so long as it acts in accordance with the terms of the Master Lease and repairs any damages caused by such removal. Subtenant shall be required to surrender the Premises upon the expiration or earlier termination of this Sublease in the condition required under the Master Lease, except that in no event shall Subtenant be responsible for the removal of any improvements or alterations installed in the Premises prior to the date of this Sublease, which items, if required to be removed by Master Landlord, will be removed by Sublandlord in accordance with the Master Lease. In connection with the foregoing, Sublandlord shall have the right, during the Sublease Term and subject to good faith efforts to mutually agree with Subtenant on scheduling, to enter the Premises and remove such improvements or alterations as may be required by Master Landlord in accordance with the Master Lease. Subtenant shall be required to remove all FF&E and all other personal property, fixtures and improvements installed by or on behalf of Subtenant located in the Premises required to be removed under the Master Lease.

        7.    Insurance.    Subtenant shall, at Subtenant's sole cost, comply with the insurance requirements imposed upon Sublandlord as "Tenant" under the Master Lease as incorporated herein. Such insurance shall name Sublandlord as an additional insured, in addition to the other entities which are required to be named as additional insureds pursuant to the Master Lease. Subtenant shall furnish Sublandlord and Master Landlord with certificates evidencing such insurance prior to the Commencement Date.

        8.    Holdover.    In the event that Subtenant retains possession of the Premises or any part thereof after the termination of the term of this Sublease by lapse of time or otherwise, Sublandlord shall be entitled to all the rights and remedies against Subtenant set forth in Section 15 of the Master Lease that would be available to Master Landlord if Sublandlord retained possession of the Premises or any part thereof after the termination of the term of the Master Lease.

        9.    Assignment and Subletting.    Without Sublandlord's written approval, which shall not be unreasonably withheld, conditioned or delayed, Subtenant shall not assign, sell, mortgage, pledge, or in any manner transfer this Sublease or any interest therein, or permit any of the foregoing to occur involuntarily, by operation of law, or otherwise, or sublet the Premises or any part or parts thereof, grant any concession or license, or otherwise permit occupancy of all or any part of the Premises by any person other than Subtenant. Notwithstanding the foregoing and so long as (a) Subtenant shall not in any way be released from the obligations under this Sublease, (b) Subtenant shall submit to Sublandlord at least ten (10) days prior to the proposed effective date of such transfer a written notice of such transfer together with reasonable supporting documentation evidencing that such transfer is permitted under this Section 9, and (c) in the case of an assignment of this Sublease, such assignee assumes the obligations of the Subtenant under this Sublease, Subtenant shall have the right to

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sublease or assign any portion of the Premises to any Affiliate without Sublandlord's prior consent. Under no circumstances shall Subtenant be released from its obligations under this Sublease. For purposes herein, "Affiliate" shall mean (i) any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Subtenant or (ii) any entity that is controlled by any of the following provided such company has at least a 8% equity interest in the Subtenant as of the date of such transfer: Domain Associates, Forward Ventures, Versant Ventures, InterWest Partners and Skyline Ventures. Subtenant acknowledges that any such assignment, sale, mortgage, pledge or other transfer contemplated herein (including any transfer to an Affiliate) shall also be contingent upon receiving Master Landlord's consent as may be required pursuant to the Master Lease. An initial public offering of Subtenant shall not be deemed a transfer for purposes of this Sublease and shall not require the consent of Sublandlord.

        10.    Subtenant Default.

        10.1     Any act or omission by Subtenant that would constitute a default under the Master Lease shall, subject to the same notice and cure provisions provided therein (as modified by Section 5.2(c) above), be deemed a default by Subtenant under this Sublease. In addition, any failure by Subtenant to perform any other obligations required under this Sublease where such failure continues for thirty (30) days after written notice from Sublandlord (unless such failure relates to a monetary obligation in which case the cure period set forth above shall be reduced to three (3) days after written notice from Sublandlord) shall be deemed a default hereunder.

        10.2     If Subtenant defaults in the performance of any of the terms, covenants or conditions of this Sublease or the Master Lease beyond any applicable notice and cure period, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled at law or in equity, and also any and all of the rights and remedies specifically provided for in the Master Lease with the same force and effect as if herein specifically set forth in full, and wherever in the Master Lease rights and remedies are given to Master Landlord, the same shall be deemed to refer to Sublandlord.

        10.3     Subtenant agrees to do nothing that will subject the Master Lease to termination by Master Landlord under the provisions of the Master Lease. It is also agreed that if Subtenant is in default of the provisions of the Master Lease, Sublandlord may, but need not, cure said default specifically on behalf of and for the account of Subtenant, in which case all costs, damages and expenses incurred by Sublandlord in connection therewith shall be paid to Sublandlord immediately upon its demand as additional rent hereunder. In so curing Subtenant's default, Sublandlord shall not be deemed to have waived any of its rights, nor to have released Subtenant from any of its obligations under this Sublease.

        10.4     It is further agreed that Sublandlord may cure Subtenant's default under the Master Lease or this Sublease on and for Sublandlord's own account to preserve its interest in the Master Lease, and may terminate this Sublease by reason of said default pursuant to the terms hereof, if Subtenant does not pay as additional rent to Sublandlord all costs, damages and expenses incurred by it in connection with such cure within the applicable grace period provided for in the Master Lease. In the event of such termination, Sublandlord shall be entitled to all remedies and damages provided for Master Landlord in the Master Lease, or as otherwise provided by law.

        11.    Master Landlord Obligations.    If Master Landlord shall default in the performance of any of its obligations with respect to the Premises, Subtenant shall notify Sublandlord in writing of the nature of the default in question and request that Sublandlord enforce its rights against Master Landlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Master Landlord other than to send a notice to Master Landlord requesting that Master Landlord perform its obligations under the Master Lease; provided, however, Sublandlord shall bring an action or proceeding against Master Landlord as directed by Subtenant if (i) Master Landlord's failure to perform such obligations has materially and adversely affected

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Subtenant's use of the Premises and (ii) Subtenant pays all costs associated with such action or proceeding.

        12.    Additional Covenants of Sublandlord and Subtenant.

        12.1     Subtenant hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Master Lease on the part of the tenant thereunder to be performed and observed, other than as expressly set forth in this Sublease.

        12.2     Subtenant will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the Master Lease or cause the Master Lease or the rights of Sublandlord, as tenant thereunder, to be terminated or which would or might cause Sublandlord to become liable for any damages, costs, claims or penalties or would or might increase the base rent, additional rent or other charges or obligations of Sublandlord, as tenant under the Master Lease, or would or might adversely affect or reduce any of Sublandlord's rights or benefits under the Master Lease.

        12.3     Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from the use or occupancy by Subtenant of the Premises or the Building or from any work or thing done or any condition created by or any other act or omission of Subtenant or its employees, agents, contractors, visitors or licensees, in or about the Premises or any other part of the Building, or from any breach of its obligations under this Sublease. The provisions of this Section 12.3 shall survive the expiration or earlier termination of this Sublease.

        12.4     Sublandlord and Subtenant each promptly shall furnish to the other copies of any notices of default given by Master Landlord to Sublandlord or Subtenant, as the case may be.

        12.5     Subtenant shall pay all commercial rent and occupancy tax payable (if any) in connection with the rent payable under this Sublease and shall hold harmless Sublandlord from liability for any such taxes.

        13.    Consent and Approval of Master Landlord.

        13.1     This Sublease shall be of no force and effect unless and until consented to by Master Landlord as required by the Master Lease. The Commencement Date (but not the Expiration Date) shall be delayed until such time that Master Landlord consents to this Sublease. In the event Master Landlord does not consent to this Sublease pursuant to a consent agreement acceptable to Sublandlord and Subtenant within thirty (30) after this Sublease is fully executed, either party may terminate this Sublease by thereafter providing written notice of such termination to the other party.

        13.2     Neither Sublandlord nor Subtenant shall take or omit to take any action requiring the Master Landlord's consent under the Master Lease without first obtaining such consent in accordance with the terms of the Master Lease. Whenever the consent of the Master Landlord is required under the Master Lease, Sublandlord and Subtenant shall use reasonable diligence to obtain such consent from the Master Landlord.

        14.    Damage or Destruction.    If the Premises or the Building (in such a manner that materially interferes with Subtenant's use of the Premises or reasonable access thereto) shall be damaged, in whole or in part, by fire or other casualty or condemned or taken in any manner for any public or quasi-public use, the Rent paid under this Sublease shall be reduced, in the same proportion, if any, and for the same period, in which the Rent payable for the Premises shall be reduced under the Master Lease, provided that (i) Subtenant or Subtenant's sub-subtenants, assignees, servants, guests, suppliers, invitees, employees, contractors, subcontractors or agents shall not have caused such fire or other casualty and (ii) Subtenant does not occupy such part of the Premises during said period of restoration work. This Sublease shall terminate if and when the Master Lease is terminated as a result of any fire

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or other casualty. Sublandlord shall not be responsible for restoration nor for any inconvenience or annoyance to Subtenant or injury to Subtenant's business resulting in any way from such damage or the repair or restoration or for such condemnation. This Sublease will continue in full force and effect, subject to the foregoing provisions and subject to Sublandlord's rights and the rights of Master Landlord to terminate the Master Lease as a result of such an event and Subtenant shall have all of the rights given to Tenant under the Master Lease, including without limitation, any termination rights. Subtenant agrees that it shall be the obligation of the Master Landlord and not of Sublandlord to repair, restore or rebuild the Premises as provided in the Master Lease.

        15.    Building Signage; Suite Signage.    Sublandlord shall make available to Subtenant, during the Term, the right to install (i) listings on the Building lobby directory as set forth in Section 4(H) of the Master Lease; and (ii) Building Standard suite-identification signage in the lobby of the 3rd floor of the Building, subject to, in all cases, (a) the terms and conditions of the Master Lease and (b) Subtenant obtaining Master Landlord's approval.

        16.    Rooftop Installations.    Sublandlord shall make available to Subtenant, during the Term, the right to install a satellite dish antenna on the roof of the Building as set forth in Section 26(Y) of the Master Lease, subject to (a) the terms and conditions of the Master Lease and (b) Subtenant obtaining Master Landlord's approval.

        17.    Parking.    Sublandlord shall make available to Subtenant, during the Term, the right to obtain parking spaces pertaining to the Premises as set forth in Section 4(G) of the Master Lease, to the extent Sublandlord is actually entitled to such spaces pursuant to the Master Lease at the rates charged by Master Landlord therefore, subject to all terms and conditions of Master Lease and the rules and regulations referred to therein. Subtenant understands that if it does not take such spaces throughout the Term when they are available, Sublandlord does not guaranty continuing availability. Subtenant shall coordinate its parking requests with the parking management for the Building.

        18.    Notices.    All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by certified mail,

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postage prepaid, or sent by Federal Express or similar overnight courier, with a copy sent by certified mail, addressed as follows:

If to Sublandlord:	Jones Day 12265 El Camino Real, Suite 200 San Diego 92130-4096 Attention: Anthony M. Insogna
With a copy to:	Jones Day 555 South Flower Street Fiftieth Floor Los Angeles, California 90071 Attention: Mario K. Mak
If to Subtenant:	Prior to the Commencement Date:
NovaCardia, Inc. 12651 High Bluff Drive, Suite 200 San Diego, California 92130 Attn: John R. Snyder, Controller
After the Commencement Date:
NovaCardia, Inc. 12750 High Bluff Drive, Suite 300 San Diego, CA 92130 Attn: John R. Snyder, Controller

        19.    Governing Law; Interpretation.    This Sublease shall be governed and construed in accordance with the laws of the State of California, notwithstanding any conflicts-of-laws doctrines of such state or other jurisdiction to the contrary. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law. The captions, headings and titles contained in this Sublease, if any, are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

        20.    Execution and Delivery.    The submission to Subtenant of this Sublease shall not constitute an option or offer for the subleasing of the Premises, and the execution and/or delivery of this Sublease by Subtenant shall have no binding force or effect on Sublandlord unless and until Sublandlord and Subtenant shall have (i) executed this Sublease and (ii) delivered a fully-executed counterpart to each other.

        21.    Brokers.    Each party represents that it has dealt with (and only with) Irving Hughes and CB Richard Ellis, Inc. as brokers in connection with this Sublease (the "Brokers"), and that insofar as such party knows, no other broker negotiated this Sublease on behalf of such party or is entitled to any commission in connection therewith as a result of the actions of such party. Sublandlord and Subtenant agree to indemnify, defend and hold the other party and its partners, employees, agents, officers, members and beneficiaries, harmless from and against any claims made by any broker of finder other than the Broker for a commission or fee in connection with this Sublease to the extent such claim arises from the acts of the indemnifying party. Sublandlord shall be responsible for paying a commission to the Broker pursuant to a separate agreement between Sublandlord and the Broker.

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        22.    Counterparts.    This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, constitute one and the same instrument.

        23.    Specific Performance and Injunctive Relief.    Each party hereto recognizes that, if it fails to perform, observe, or discharge any of its obligations under this Sublease, no remedy at law will provide adequate relief to the other party hereto. Therefore, each party to this Sublease is hereby authorized to demand specific performance of this Sublease, and is entitled to seek temporary and permanent injunctive relief in a court of competent jurisdiction, at any time when the other party fails to comply with any of the provisions of this Sublease applicable to it. To the extent permitted by law, each party hereto irrevocably waives any defense that it might have based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance or injunctive relief.

        24.    Facsimile Execution.    For purposes of executing this Sublease, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered to have the same binding effect as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the fact that any signature was transmitted through the use of a facsimile machine or telecopier as a defense to the enforcement of this Sublease or any amendment or other document executed in compliance herewith.

        25.    Terms.    All capitalized terms used in this Sublease, but not defined herein, shall have the same meaning as ascribed to such terms in the Master Lease.

        26.    Indemnities.    Whenever the "Tenant" under the Master Lease is required to indemnify, defend or hold harmless the Master Landlord with respect to any fact, circumstance or liability, Subtenant shall indemnify, defend and hold harmless both the Master Landlord and the Sublandlord, together with their respective agents, employees and contractors, to the full extent contemplated in the Master Lease. In addition, Subtenant shall indemnify, hold harmless and defend Sublandlord for any costs incurred by Sublandlord under the Master Lease due to the actions or inactions of Subtenant. Whenever the "Landlord" under the Master Lease is required to indemnify, defend or hold harmless the "Tenant" with respect to any fact, circumstance or liability, Sublandlord shall indemnify, defend and hold harmless the Subtenant, together with its respective agents, employees and contractors, to the full extent contemplated in the Master Lease.

        27.    No Waiver.    The failure of either party to insist upon the strict performance or observance of any obligation of the other party under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of either party. Sublandlord's receipt and acceptance of any rent, or acceptance of performance by Sublandlord of any obligation, with knowledge of Subtenant's breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by the waiving party.

        28.    No Oral Change.    This Sublease cannot be changed orally or in any manner other than by a written agreement executed by both parties.

        29.    Successors and Assigns.    Except as may be otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

        30.    Limitation of Liability.    Notwithstanding anything to the contrary in this Sublease or in any other document or instrument executed in connection with the transaction described herein, it is expressly understood and agreed that Sublandlord is a partnership: (i) Sublandlord shall be liable for

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the payment or performance of the duties, responsibilities and obligations under this Sublease to the extent (but only to the extent) of the assets of Sublandlord (specifically excluding the assets of any of the past, present or future partners in Sublandlord), (ii) none of the past, present or future partners in Sublandlord shall be personally liable for the payment or performance of any such duties, responsibilities or obligations, (iii) no past, present or future partners in Sublandlord or partners, members or shareholders in any permitted assignee of the Master Lease shall be named as a party in any suit or other legal proceeding of any kind or nature whatsoever brought against Sublandlord with respect to the duties, responsibilities and obligations of Sublandlord under this Sublease, and (iv) no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, property or funds of any of the past, present or future partners in Sublandlord or partners, members or shareholders in any permitted assignee of the Master Lease, nor shall Subtenant proceed against or seek to recover from any of such assets, property or funds. For the purposes of this paragraph, no portion of the assets of any employee benefit plans maintained by Sublandlord for the benefit of any present or former partners or employees of Sublandlord shall be deemed assets of Sublandlord.

[Signature page follows.]

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        IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:
JONES DAY, a general partnership
By:	/s/ Anthony M. Insogna
Name:	Anthony M. Insogna
Title:	Partner-in-Charge, San Diego Office
SUBTENANT:
NOVACARDIA, INC., a Delaware corporation
By:	/s/ John E. Crawford
Name:	John E. Crawford
Its:	Chief Financial Officer

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Exhibit A
[See attached Master Lease.]

LEASE

        THIS LEASE (the "Lease") is made as of July 8, 2003, between SQUARE 24 ASSOCIATES L.P., a District of Columbia limited partnership, (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the buildings known as "Highlands Corporate Center" and the land (the "Land") located at 12730-12780 High Bluff Drive, San Diego, California. The "Building" means the building located at 12750 High Bluff Drive. The "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

        The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

        1.     Tenant: Pennie & Edmonds LLP, a New York limited liability partnership

        2.     Premises: 12750 High Bluff Drive, Suite 300

        3.     Rentable Square Feet of the Premises: 8,560 rentable square feet

        4.     Tenant's Proportionate Share of Building: 15.35% (based on 55,764 rentable square feet in the Building).

        5.     Tenant's Proportionate Share of Project: 4.17% (based on 205,344 rentable square feet in the Project).

        6.     Security Deposit: None.

        7.     Tenant's Real Estate Broker for this Lease: Colliers International/Spaulding and Slye LLC

        8.     Landlord's Real Estate Broker for this Lease: BRE Commercial

        9.     Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C.

        10.   Commencement Date: August 1, 2003, or the Completion Date, as defined in Appendix C hereto, if the Completion Date is later. Landlord and Tenant shall execute a Commencement Date Confirmation confirming the Commencement Date substantially in the form of Appendix E promptly following the Commencement Date.

        11.   Termination Date/Term: 84 months after the Commencement Date, or if the Commencement Date is not the first day of the month, then 84 months after the first day of the first full month following the Commencement Date (the "Termination Date"). The "Term" shall be the period between the Commencement Date and the Termination Date unless extended or sooner terminated pursuant to this Lease.

        12.   Base Year: 2004

        13.   Base Rent: Base Rent shall be payable according to the following table, prorated for any partial month:

Period	Annual Base Rent (net of electricity)	Monthly Base Rent (net of electricity)
Months 1-12	$251,664.00	$20,972.00
Months 13-24	$259,213.92	$21,601.16
Months 25-36	$266,990.28	$22,249.19
Months 37-48	$275,000.04	$22,916.67
Months 49-60	$283,250.04	$23,604.17
Months 61-72	$291,747.60	$24,312.30
Months 73-84	$300,500.04	$25,041.67

        14.   Sole Permitted Use: General office purposes; however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto (the "Permitted Use").

        15.

          1.    LEASE AGREEMENT.    On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

          2.    RENT.

          A.    Types of Rent.    Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

      Square 24 Associates, L.P.
      t/a Highlands Corporate Center—South Plaza
      P.O. Box 642957
      Pittsburgh, PA 15264-2957

or by wire transfer as follows:

      Square 24 Associates, L.P.
      PNC Bank
      PNC Transit Number 043 000 96
      PNC Account Number: 100 433 9524
      (remarks: "t/a Highlands Corporate Center—South Plaza")

or to such other address as Landlord may notify Tenant:

            (1)   Base Rent in monthly installments, without deduction or offset (except as specifically set forth herein), in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

            (2)   Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable Fiscal Year of the Lease (the "Excess Operating Costs") over the Operating Costs for the Base Year (the "Base Operating Costs"), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D. Tenant's Proportionate Share of each individual Operating Cost shall be as set forth in the Schedule above, subject to whether each such Operating Cost applies to the Building or the Project.

            (3)   Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable Fiscal Year of this Lease (the "Excess Taxes") over the Taxes for the Base Year (the "Base Taxes"), paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D. Tenant's Proportionate Share of the Taxes shall be as set forth in the Schedule above, subject to whether each such individual Tax applies to the Building or the Project.

            (4)   Electricity Share Rent paid monthly in advance in an estimated amount. "Electricity Share Rent" means an amount equal to Tenant's Proportionate Share of the cost of electricity (without any markup by Landlord) for the applicable Fiscal Year of this Lease, without regard to the cost of electricity in the Base Year. The method of billing and payment of Electricity Share Rent is set forth in Sections 2B, 2C and 2D.

            (5)   Parking Rent at a cost of $35.00 per stall per month for covered reserved parking stalls (no charge for surface parking), the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term.

            (6)   Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, Electricity Share Rent and Tax Share Rent, but including any interest for late payment of any item of Rent.

            (7)   Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Electricity Share Rent, Tax Share Rent, Parking Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind (except as specifically set forth herein).

        B.    Payment of Operating Cost Share Rent, Tax Share Rent, and Electricity Share Rent.

          (1)    Payment of Estimated Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent.    Landlord shall estimate the Operating Costs, Taxes and costs of electricity of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) business days after receiving the original or revised estimate from Landlord setting forth (a) an itemized estimate of Operating Costs for a particular Fiscal Year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within ten (10) business days after receiving the original or revised estimate from Landlord setting forth (a) an itemized estimate of Taxes for a particular Fiscal Year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth an estimate of the annual cost of electricity at the Project, Tenant shall pay Landlord as Electricity Share Rent one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated cost of electricity, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable. Landlord covenants that no other tenant of the Project whose use of electricity affects the calculation of Tenant's Electricity Share Rent shall be permitted to use electricity in excess of that which is customary for an office building tenant, unless Landlord makes an equitable adjustment to Tenant's Electricity Share Rent so that Tenant pays only its fair and reasonable share of electricity cost.

          (2)    Correction of Operating Cost Share Rent.    Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Rent next coming due, or if no further payments of Rent are coming due under this Lease because the Lease is terminating, such excess shall be refunded to Tenant within fifteen (15) days.

          (3)    Correction of Tax Share Rent.    Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share-Rent-due-from Tenant-and (d) the-amount of Tax Share-Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Rent next coming due, or if no further payments of Rent are due under this Lease because this Lease is terminating, such excess shall be refunded to Tenant within fifteen (15) days.

          (4)    Correction of Electricity Share Rent.    Landlord shall deliver to Tenant a report for the previous fiscal year (the "Electricity Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual cost of electricity for the Project, (b) the amount of Electricity Share Rent due from Tenant, and (c) the amount of Electricity Share Rent paid by Tenant. Within thirty (30) days after delivery of the Electricity Cost Report, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Rent next coming due or if none, Landlord shall refund such excess to Tenant within fifteen (15) days following the date of the Electricity Cost Report. The obligations set forth in this Section shall survive the expiration or earlier termination of this Lease.

        C.    Definitions.

          (1)    Included Operating Costs.    "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease, in accordance with generally accepted accounting principles, consistently applied. Operating Costs shall also include the costs of any capital improvements which are intended, in Landlord's reasonable judgment, to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with Governmental Requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized on a straight line basis by Landlord over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

          During the Term, that part of excess Operating Costs which is comprised of Controllable Operating Costs, as defined below, shall be increased by no more than 8% per year. Such limitation of 8% per year on increases shall be cumulative year to year, so that if in any year the increase in Cumulative Operating Costs is more or less than 8%, then the difference between 8% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 8% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 8% compounded annually since the beginning of the Term. "Controllable Operating Costs" shall mean those Operating Costs for which increases are reasonably within the control of Landlord, and shall specifically not include (without limitation) insurance, collectively bargained union wages, and utilities (excluding electricity, which shall be paid as Electricity Share Rent). There shall be no limitation on the amount of increase from year to year on Operating Costs which are not Controllable Operating-Costs.

          If the Project is not at least 95% occupied during any portion of any Fiscal Year (including the Base Year), Landlord shall adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been 95% occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be equitably adjusted to reflect Tenant's adjusted share of such service, provided that the Base Year Operating Cost for such service shall be similarly adjusted.

          (2)    Excluded Operating Costs.    Operating Costs shall not include:

            (a)   costs of alterations of tenant premises, including the costs of preparing any other tenant's premises for occupancy;

            (b)   costs of electricity, which shall be a separate expense, and shall be paid by Tenant as Electricity Share Rent;

            (c)   costs of capital improvements other than Included Capital Items;

            (d)   interest and principal payments on mortgages or any other costs related to financing the Project, or rental payments on any ground lease of the Project;

            (e)   real estate brokers' leasing commissions;

            (f)    legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

            (g)   any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

            (h)   the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

            (i)    depreciation (except on any Included Capital Items);

            (j)    franchise or income taxes imposed upon Landlord;

            (k)   costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

            (l)    legal and auditing fees which are for the benefit of Landlord such as negotiating leases; collecting delinquent rents; preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

            (m)  the wages and benefits of any employee for services not related directly to the management, maintenance, operation and repair of the Building, or Landlord's general overhead and administrative expenses;

            (n)   fines, penalties and interest;

            (o)   costs of any commercial concessions operated at the Building;

            (p)   payments for services made to an Affiliate of Landlord to the extent such exceed those which would be payable to a third party service provider working pursuant to an arms length agreement;

            (q)   costs of abatement, encapsulation or removal of asbestos or any Hazardous Substances for which Tenant has no responsibility under this Lease;

            (r)   Landlord's costs in selling or financing the Project;

            (s)   costs to correct violations of Governmental Requirements existing as of the Commencement Date;

            (t)    costs arising from Landlord's negligence or willful misconduct; and

            (u)   costs to acquire adjacent or other real property, to acquire development rights, or the expand the Project.

        It is the intent of the parties that Tenant shall not be required to make duplicate payments of any item of Operating Costs, so that to the extent Landlord is reimbursed separately for any item of Operating Costs, such item shall not be included as a duplicate payment in Operating Costs payable by Tenant.

          (3)    Tenant's Proportionate Share.    "Tenant's Proportionate Share" means: (a) with respect to Operating Costs, Taxes and other items related to the Project, that percentage set forth in the Schedule as Tenant's Proportionate Share of the Project; and (b) with respect to Operating Costs, Taxes and other items related to the Building, that percentage set forth in the Schedule as Tenant's Proportionate Share of the Building.

          (4)    Taxes.    "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

        For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

        Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate, inheritance, unincorporated business association, or general corporation tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes. Taxes shall not include any penalties or interest payable by reason of late payment by Landlord of Taxes.

          (5)    Lease Year.    "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (6)    Fiscal Year.    "Fiscal Year" or "fiscal year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

        D.    Computation of Base Rent and Rent Adjustments.

          (1)    Prorations.    If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent, and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

          (2)    Default Interest.    Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

          (3)    Rent Adjustments.    The square footage of the Premises, the Building and the Project currently set forth in the Schedule shall be conclusively deemed to be the actual square footage thereof, unless the size of the Building or the Project changes due to new construction or demolition, in which case Tenant's Proportionate Share shall be adjusted accordingly. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

          (4)    Books and Records.    Landlord shall maintain books and records reflecting the Operating Costs. and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant or other qualified agent working pursuant to other than a contingent fee arrangement shall have the right to inspect and audit Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred twenty (120) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection/audit shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the undisputed amount shown on both reports in the manner prescribed in this Lease, and the amount to which Tenant takes written exception shall be paid upon final determination by an independent audit as described below. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant with no pre-existing relationship with either Landlord or Tenant, with at least ten (10) years of experience in auditing the books and records of commercial office projects, and reasonably approved by Tenant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the reasonable cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than four percent (4%). If Landlord's original determination of annual Operating Costs or Taxes is overstated by more than four percent (4%), then Landlord shall pay the cost of such certification.

          (5)    Miscellaneous.    So long as Tenant is in default of any monetary obligation under this Lease beyond any applicable notice or cure period, Landlord may first apply any refund to the default and shall then refund the balance to Tenant. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

        3.    PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

        A.    Condition of Premises.    Except as otherwise specifically set forth herein, Landlord is leasing the Premises to Tenant absolutely "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. The Premises shall be delivered broom clean, free of asbestos or other Hazardous Substances. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability.

        B.    Tenant's Possession.    Except as otherwise specifically set forth herein, Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Tenant's obligation to pay Base Rent. The foregoing sentence shall not apply to Tenant's entry into the Premises pursuant to Section 5 of Appendix C, for the purpose of preparing the Premises for Tenant's occupancy.

        C.    Maintenance.    Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof. Landlord shall maintain in good order and repair, as an Operating Cost, the exterior of the Building and all landscaped areas and the parking area of the Project. Landlord shall maintain as an Operating Cost all Building systems, including without limitation heating and air conditioning. Landlord shall make all necessary repairs to the foundation, roof structure, and load bearing walls of the Building at Landlord's cost. Landlord shall maintain the Project in a first class manner, in all ways comparable to similar buildings in the area of the Project.

        4.    PROJECT SERVICES.

Landlord shall furnish services as follows:

        A.    Heating and Air Conditioning.    During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a reasonably comfortable temperature for normal business operations, comparable to similar buildings in the area of the Project, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof, at Tenant's request.

        Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current actual costs for such additional heating or air conditioning. As of the date hereof, Landlord's current costs for additional heating or air conditioning are $35.00 per hour.

        B.    Elevators.    Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

        C.    Electricity.    Landlord shall provide sufficient electricity to operate normal office lighting and equipment, and other equipment commonly used by law firms. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. If any or all of Tenant's equipment requires electricity consumption in excess of that which is reasonably necessary to operate normal office equipment, such consumption shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

        D.    Water.    Landlord shall furnish tap water for drinking and rest room purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

        E.    Janitorial Service.    Landlord shall furnish janitorial service five (5) days per week (except holidays) as generally provided to other tenants in the Building, and in accordance with the specifications set forth on Appendix F, attached hereto.

        F.    Interruption of Services.    If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including without limitation any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes any portion of the Premises to be untenantable continuously for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately.

        G.    Parking.    During the Term, Tenant and its employees shall be entitled to use within the Project's parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) an aggregate of 3.9 spaces per each 1,000 rentable square feet of the Premises ("Tenant's Parking Allotment"). Tenant shall be entitled to have a portion of Tenant's Parking Allotment as reserved spaces in the covered parking facility at the Project. The number of reserved spaces allocated to Tenant shall be determined on a pro-rata basis with other tenants of the Project. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area.

        H.    Directory and Access.    Tenant shall be entitled to have its name placed in the standard Building directory in the lobby of the Building, at no cost to Tenant. If Tenant exercises the Option to Expand set forth in Section 31 hereof, and the Expansion Space is added to the Premises, then upon commencement of the payment of Base Rent on the Expansion Space, Tenant shall have the right to have the names of up to 20 of Tenant's personnel listed in the directory. In addition, if Tenant exercises Tenant's Right of First Refusal and the size of the Premises is expanded so that Tenant occupies and pays Rent on the equivalent of a full floor of the Building, then Tenant shall have the right to have the names of up to 20 of Tenant's personnel listed in the directory. Tenant shall have access to the Premises at all times, except in case of emergency.

        5.    ALTERATIONS AND REPAIRS.

        A.    Landlord's Consent and Conditions.

        Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent (which shall not be unreasonably withheld) unless (a) the cost thereof is less than $20,000.00, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises, in which case Landlord's consent shall not be required. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises. The foregoing provision shall not be deemed to prevent Tenant from installing decorative wall furnishings, or other minor improvements to the Premises which are decorative in nature, which shall not require Landlord's consent.

        Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for further alterations in accordance with the terms of this Lease, for Tenant's trade fixtures, and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

        The following requirements shall apply to all Work:

          (1)   Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance reasonably satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)).

          (2)   Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3)   The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

          (4)   Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5)   Tenant shall perform all Work in compliance with Landlord's reasonable requirements.

          (6)   Tenant shall permit Landlord to supervise all Work.

          (7)   Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications if required, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's policies, rules and procedures for construction projects.

        B.    Damage to Systems.    If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage as an Operating Expense of the Project. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems reasonably necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The actual reasonable cost of any repairs, made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

        C.    No Liens.    Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim by bond or otherwise, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney's fees and other necessary and reasonable expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of non-responsibility as may be allowed under California law.

        D.    Ownership of Improvements.    All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and subject to other Work performed by Tenant, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal). In no event shall Tenant be required to remove any of the Initial Improvements made pursuant to Appendix C, or any installation which is commonplace in office suites of buildings comparable to the Building.

        E.    Removal at Termination.    Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to

Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

        F.    Landlord's Work.    Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project, provided access to the Building and the Premises is not materially affected, and the size of the Premises is not reduced. Upon giving Tenant reasonable notice thereof, Landlord shall have the right to change any name, number or designation by which the Premises or the Project is commonly known.

        6.    USE OF PREMISES.    Tenant shall use the Premises only for the Permitted Use. Tenant's use of the Premises may include a lunch room or kitchenette. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

        Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Landlord shall be responsible as of the Commencement Date for the compliance of the Premises and the common areas of the Project with the ADA in effect as of the Commencement Date, assuming the use of the Premises is as set forth in this Lease. Notwithstanding any other provision of this Lease, Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any non-structural repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Nothing in this Lease shall be deemed to make Tenant responsible for maintenance of the structural components of the Building.

        7.    GOVERNMENTAL REQUIREMENTS AND PROJECT RULES.    Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease.

        Tenant, at its sole cost and expense after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, any Governmental Requirements affecting Tenant's use of the Premises, provided that before the commencement of any such proceeding, Tenant shall furnish to Landlord security reasonably satisfactory to Landlord and in an amount equal to the estimated cost of compliance with such Governmental Requirements.

        Any obligation related to compliance of the Premises or the Project with Governmental Requirements which is not specifically made an obligation of Tenant hereunder shall be the obligation of Landlord.

        8.    INDEMNIFICATION; INSURANCE.

        A.    Waiver of Claims.    To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

        To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

        B.    Indemnification.    Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Premises, or occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or agents, except to the extent caused by Landlord. Tenant's obligations under this section shall survive the termination of this Lease.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project outside of the Premises and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents, except to the extent caused by Tenant. Landlord's obligations under this section shall survive the termination of this Lease.

        C.    Tenant's Insurance.    Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as are customary and reasonable for similar properties, and which Landlord shall reasonably require from time to time:

          (1)   Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Two Million Dollars ($2,000,000).

          (2)   Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

          (3)   Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

        To the extent permitted by law, such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

        Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1)   Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2)   Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

        Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

        D.    Insurance Certificates.    Tenant shall deliver to Landlord certificates evidencing all required insurance no later than the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

        E.    Landlord's Insurance.    Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        Landlord and Tenant mutually waive all rights of subrogation with respect to property insurance, and the property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all of all rights based upon an assignment from the insured, against Landlord or Tenant, and their respective affiliates, in connection with any loss or damage insured against. Neither Landlord nor Tenant (including their respective affiliates) shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective affiliates, for such loss or damage. The failure of a party to obtain the insurance required hereunder shall not affect this waiver. The respective "All-Risk" coverage insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        9.     FIRE AND OTHER CASUALTY.

        A.    Termination.    If a fire or other casualty causes substantial damage to the Building, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building to tenantability (the "Maximum Repair Period"), using standard working methods.

        If only the Premises are damaged by the casualty, then Landlord shall repair within the Maximum Repair Period.

        If a portion of the Building outside of the Premises is damaged by the casualty, and the Maximum Repair Period exceeds nine (9) months from the beginning of the restoration, or two (2)-months therefrom if the restoration, would begin during the last twelve (12) months of the Term (unless Tenant exercises the Extension Option set forth in Section 32 below), then either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate, provided that except for casualty events occurring during the last twelve (12) months of the Term (unless Tenant exercises the Extension Option set forth in Section 32 below, in which case the casualty shall not be deemed to have occurred during the last twelve (12) months of the Term), Landlord may only elect to terminate the Lease if, including Tenant, Landlord terminates the leases of 50% or more of the tenants in the Building. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

        If Landlord has not completed repairs within the Maximum Repair Period, then Tenant shall have an option, for a period of five (5) business days after the end of the Maximum Repair Period, to terminate this Lease by delivering clear notice of its intent to do so to Landlord, whereupon this Lease shall terminate. If Tenant does not timely elect to exercise such option, the Lease shall continue in full force and effect, and Landlord shall complete the repairs as soon as reasonably practicable using all reasonable diligence.

        B.    Restoration.    If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises, subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

        10.   EMINENT DOMAIN.

        If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business to the same extent prior to such taking, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord. All obligations accrued to the date of the taking shall be performed by each party. Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by each party.

        11.   RIGHTS RESERVED TO LANDLORD.

        Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

        A.    Name.    To change the name or street address of the Building or the suite number(s) of the Premises.

        B.    Signs.    To install, remove and maintain any signs on the exterior and in the interior of the Building. Landlord shall, at Tenant's cost, provide Tenant with "building standard" lobby directory signage and suite identification signage. Tenant shall have no right to install any other signs in connection with Tenant's occupancy at the Project, except as otherwise set forth specifically in this Lease.

        C.    Window Treatments.    To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

        D.    Keys.    To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

        E.    Access.    To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall give Tenant reasonable prior notice of entry to the Premises, unless, in Landlord's reasonable judgment, exigent circumstances require immediate entry. At all times Landlord is in the Premises during the Term, Landlord shall make commercially reasonable efforts not to interfere with Tenant's use of the Premises.

        F.    Preparation for Reoccupancy.    To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

        G.    Heavy Articles.    To approve, in Landlord's reasonable judgment, the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

        H.    Show Premises.    To show the Premises to prospective purchasers, brokers, lenders, investors, rating agencies, and during the last nine (9) months of the Term to prospective tenants, or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

        I.    Use of Lockbox.    To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment.

        J.    Repairs and Alterations.    To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to temporarily open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. At all times Landlord is in the Premises during the Term, Landlord shall make commercially reasonable efforts not to interfere with Tenant's use of the Premises, access to the Premises, or use of the parking area of the Premises.

        K.    Landlord's Agents.    If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

        L.    Building Services.    To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises and is concealed behind walls or in the ceiling of the Premises.

        M.    Other Actions.    To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project

        12.    TENANT'S DEFAULT.

        Any of the following shall constitute a default by Tenant:

        A.    Rent Default.    Tenant fails to pay any Rent when due, provided that two (2) times in any Lease Year Tenant shall not be in default for failure to pay Rent when due unless such failure continues beyond three (3) days after receipt by Tenant of notice from Landlord, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure;

        B.    Assignment/Sublease or Hazardous Substances Default.    Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

        C.    Other Performance Default.    Tenant fails to perform any other obligation to Landlord under this Lease, and, this failure continues for thirty (30) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently pursues the cure to its completion, the thirty (30) day period shall be extended to such longer period as is reasonably necessary to complete the cure;

        D.    Credit Default.    One of the following credit defaults occurs:

          (1)   Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of ninety (90) days or such longer period as is reasonably necessary with Tenant's diligence, or results in the entry of an order for relief against Tenant which is not fully stayed within ten (10) business days after entry;

          (2)   Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3)   Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

        E.    Abandonment Default.    Tenant abandons the Premises, as provided in Section 1951.3 of the California Civil Code.

        13.    LANDLORD REMEDIES.

        A.    Termination of Lease or Possession.    If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may by lawful process repossess the Premises and may, at

Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

        B.    Lease Termination Damages.    Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the Term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Landlord shall make a commercially reasonable effort to relet the Premises and to otherwise mitigate its damages.

        C.    Continuation of Lease.    Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. Landlord shall make a commercially reasonable effort to relet the Premises and to otherwise mitigate its damages.

        D.    Possession Termination Damages.    If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord. Landlord shall make a commercially reasonable effort to relet the Premises and to otherwise mitigate its damages.

        E.    Landlord's Remedies Cumulative.    All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

        F.    WAIVER OF TRIAL BY JURY.    EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        G.    Litigation Costs.    In any lawsuit for the enforcement of the provisions of this Lease, the prevailing party shall be entitled to have its reasonable attorneys' fees and other costs paid by the other party.

        14.    SURRENDER.    Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

        15.    HOLDOVER.    If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        16.    SUBORDINATION TO GROUND LEASES AND MORTGAGES.

        A.    Subordination.    This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee, as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Landlord shall cause any ground lessor or mortgagee to acknowledge in writing its agreement not to disturb Tenant's use and occupancy of the Premises.

        B.    Termination of Ground Lease or Foreclosure of Mortgage.    If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

        C.    Security Deposit.    Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

        D.    Notice and Right to Cure.    The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is reasonably necessary to complete such cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

        E.    Definitions.    As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17.    ASSIGNMENT AND SUBLEASE.

        A.    In General.    Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses up to $1,500.00 per occurrence incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy requiring Landlord's consent hereunder shall be void unless Landlord's prior written consent is obtained. If Tenant shall assign this Lease or sublet the Premises in its entirety, any rights of Tenant to renew this Lease, extend the Term or to lease Expansion Space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to Pennie & Edmonds LLP or a Permitted Transferee.

        B.    Landlord's Consent.    Landlord will not unreasonably withhold or delay its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable notice and cure period, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party with whom Landlord has within the previous six (6) months communicated in writing about expanding their space or becoming a prospective tenant in the Project (as applicable), (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. The admission of new partners, shareholders or members of Tenant, the withdrawal, retirement, death, incompetency or bankruptcy of any existing partner, shareholder or member, or the reallocation of ownership interests among the partners, shareholders or members, shall not be deemed to be an assignment of this Lease requiring Landlord's consent, provided not more than 50% of the partners, shareholders or members withdraw or retire in any one Fiscal Year. The reorganization of Tenant from a partnership into a professional corporation or limited liability company (or any other change in the form of entity which constitutes Tenant) shall not be deemed to be an assignment of this Lease, provided that (i) immediately following such reorganization, the partners, members or shareholders of Tenant shall be the same as the partners, members or shareholders of Tenant existing immediately prior to such reorganization, and (ii) Tenant gives Landlord no less than ten (10) days prior written notice thereof. The provisions of this paragraph shall not apply to the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, where such sale is effected through any recognized securities exchange.

        C.    Procedure.    Tenant shall notify Landlord of any proposed assignment or sublease at least twenty (20) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and reasonably sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

        D.    Change of Management or Ownership.    Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

        E.    Excess Payments.    If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess, after deducting all reasonable out of pocket expenses incurred by Tenant in connection therewith, including without limitation, brokerage commissions, legal fees and advertising expenses.

        F.    Permitted Transfer.    Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the Premises to an entity which is controlled by, controlling or under common control with Tenant, or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively called "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease at the time of the Permitted Transfer; (ii) if the "Permitted Transferee" is a successor to Tenant by purchase, the Permitted Transferee shall acquire all or substantially all of the ownership interests or assets of Tenant, or if the Permitted Transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all of the assets of Tenant; (iii) the Permitted Transferee shall have a net worth which is at least equal to or greater than Tenant's net worth at the date of the transfer; (iv) the Permitted Transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of any Permitted Transfer.

        18.    CONVEYANCE BY LANDLORD.    If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

        19.    ESTOPPEL CERTIFICATE.    Each party shall, within ten business (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested.

        20.    SECURITY DEPOSIT.    Tenant shall not be required to make any security deposit with Landlord.

        21.    FORCE MAJEURE.    Neither Landlord nor Tenant shall be in default under this Lease to the extent they are unable to perform any of their respective obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of the affected party ("Force Majeure"); provided, however, that Tenant's payment of Rent shall not be delayed by Force Majeure.

        22.    INTENTIONALLY OMITTED.

        23.    NOTICES.    All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

        A.    Landlord.    To Landlord as follows:

    Square 24 Associates, L.P.
    c/o CarrAmerica Realty Corporation
    3150 South Bristol Street, Suite 350
    Costa Mesa, CA 92626
    Attn: Managing Director

    with a copy to:

    Square 24 Associates, L.P.
    c/o CarrAmerica Realty Corporation
    1850 K Street, N.W., Suite 500
    Washington, D.C. 20006
    Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

        B.    Tenant.    To Tenant as follows:

    Pennie & Edmonds LLP
    12750 High Bluff Drive, Suite 300
    San Diego, California 92130
    Attn: Office Manager

    with a copy to:

    Pennie & Edmonds LLP
    1155 Avenue of the Americas
    New York, NY 10036
    Attn: Edward R. Henry, Executive Director

or to such other person at such other address as Tenant may designate by notice to Landlord.

        Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

        24.    QUIET POSSESSION.    So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

        25.    REAL ESTATE BROKER.    Landlord represents to Tenant that it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to claim through Landlord any broker's fee or other payment in connection with this Lease. Tenant represents to Landlord that it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to claim through Tenant any broker's fee or other payment in connection with this Lease. Landlord and Tenant shall indemnify and defend the other against any claims by any other broker or third party claiming through the indemnifying party for any payment of any kind in connection with this Lease.

        26.    MISCELLANEOUS.

        A.    Successors and Assigns.    Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

        B.    Date Payments Are Due.    Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord makes a valid claims for payments by rendering a statement of account within ten days of Tenant's receipt of Landlord's statement.

        C.    Meaning of "Landlord", "Re-Entry, "including," "Affiliate" and "Control".    The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

        D.    Time of the Essence.    Time is of the essence of each provision of this Lease.

        E.    No Option.    This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

        F.    Severability.    The unenforceability of any provision of this Lease shall not affect any other provision.

        G.    Governing Law.    This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

        H.    Lease Modification.    Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

        I.    No Oral Modification.    No modification of this Lease shall be effective unless it is a written modification signed by both parties.

        J.    Right to Cure.    If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

        K.    Captions.    The captions used in this Lease shall have no effect on the construction of this Lease.

        L.    Authority.    Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

        M.    Enforcement of Remedies.    Either party may enforce any of its remedies under this Lease either in its own name or through an agent.

        N.    Entire Agreement.    This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

        O.    Landlord's Title.    Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

        P.    Light and Air Rights.    Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

        Q.    Singular and Plural.    Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

        R.    No Recording by Tenant.    Tenant shall not record in any public records any memorandum or any portion of this Lease.

        S.    Exclusivity.    Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

        T.    No Construction Against Drafting Party.    The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

        U.    Survival.    All obligations of Landlord and Tenant arising under this Lease during the Term shall survive the termination of this Lease.

        V.    Rent Not Based on Income.    No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

        W.    Building Manager and Service Providers.    Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

        X.    Late Charge and Interest on Late Payments.    Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after Tenant's receipt of written notice that the same has become due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

        Y.    Rooftop Installations.    Tenant shall have the right, subject to the reasonable approval of Landlord, to a portion of the roof top of the Building to place telecommunications equipment. Such telecommunications equipment shall be used solely by Tenant. Tenant shall not drill, bore, or cut any surface of the Building to install its telecommunications equipment, or use any conduit or raceway of the Building in connection therewith without Landlord's reasonable prior approval. Tenant shall not interfere unreasonably with any other person to whom Landlord grants the right to use the roof top of the Building. If Landlord delivers to Tenant written notice that Tenant is interfering with the rights of another person who is rightfully attempting to use the roof top of the Building, Tenant shall cause such interference to cease within five business days, or thereafter, Tenant shall be in default under this Lease. Tenant shall promptly repair any damage to the roof top caused by the installation or maintenance of Tenant's telecommunications equipment.

        27.    UNRELATED BUSINESS INCOME.    If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        28.    HAZARDOUS SUBSTANCES.

        A.    Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises as a result of Tenant's use of such Hazardous Substances, Tenant shall pay for such testing.

        B.    "Hazardous Substances" or "Hazardous Materials" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

        C.    Without limiting Tenant's liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

        D.    In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or-alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

        E.    Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the reasonable satisfaction of Landlord, and to the satisfaction of all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

        F.     To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. Nothing herein shall be deemed to make Tenant responsible for any Hazardous Substances which arose on the Premises prior to the Commencement Date, which resulted from off-site migration onto the Premises which Tenant did not cause, contribute to, or exacerbate, or which was actually caused by Landlord.

        G.    Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may immediately terminate this Lease if Tenant refuses or fails to comply with its clean up and removal covenant. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

        29.    EXCULPATION.    Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project or the proceeds thereof, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

        30.    RIGHT OF FIRST REFUSAL.

        A.    Provided that (i) Tenant is not in default under this Lease beyond any applicable cure periods, and (ii) Tenant is the original tenant under this Lease or a Permitted Transferee, then during the Term Landlord shall not lease any space in the Building which is adjacent to the Premises (the "Notice Space") to any person other than Tenant without complying with the terms of this Section 30. Tenant's right to lease any space in the Building pursuant to this Section 30 shall be referred to as "Tenant's Right of First Refusal".

        B.    Subject to the provisions of subsection A above, each time after the date that this Lease is fully executed that Landlord intends to make or accept a bona fide offer to lease any of the Notice Space to any third party during the Term or any extension thereof, Landlord shall give Tenant written notice, together with a copy of any material information of such "Pending Offer". Within five (5) business days after Tenant's receipt of such written notice of a Pending Offer, Tenant shall deliver to Landlord written notice that Tenant either exercises Tenant's Right of First Refusal, or elects not to exercise Tenant's Right of First Refusal. If Tenant elects to exercise Tenant's Right of First Refusal, then Tenant shall be deemed to agree to lease the Notice Space on the same terms set forth in the Pending Offer, except for the termination date, which shall be the same as the Termination Date under this Lease. Tenant's failure to respond to Landlord's notice of a Pending Offer within the time set forth above shall be deemed to be an election by Tenant not to exercise Tenant's Right of First Refusal with respect to the Notice Space which was the subject of the Pending Offer.

        C.    If Tenant elects not to exercise Tenant's Right of First Refusal as set forth in subsection B above, Landlord may enter into a lease for such space with the person identified in the Pending Offer on the terms set forth in the Pending Offer. If Landlord does not enter into a lease for the Notice Space with the third party who is the subject of the Pending Offer within 120 days on the same material business terms set forth in the Pending Offer, then Tenant's Right of First Refusal shall be reinstated and Landlord shall send a new notice of a Pending Offer before leasing the Notice Space to any other third party.

        D.    If Tenant exercises Tenant's Right of First Refusal, and any demising wall is removed in order to make the original Premises under this Lease and the Notice Space a single suite, Tenant shall not be required to replace the demising wall at the end of the Term.

        31.    OPTION TO EXPAND.

        A.    Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods, then from and after the fifth anniversary of the Commencement Date (the "Expansion Option Date"), Tenant shall have the right to expand the Premises to include all or any portion of that certain space consisting of approximately 6,471 rentable square feet which is adjacent to the Premises (the "Expansion Space"), as set forth in this Section 31.

        B.    Landlord covenants that Landlord shall not lease the Expansion Space to any person under the terms of a lease which would make the Expansion Space unavailable to Tenant as of the Expansion Option Date.

        C.    Tenant's right to lease the Expansion Space pursuant to this Section 31 shall be referred to as "Tenant's Option to Expand". Tenant may exercise Tenant's Option to Expand by delivering notice of Tenant's election to Landlord not later than 180 days before the Expansion Option Date.

        D.    If Tenant elects to exercise Tenant's Option to Expand, then as of the Expansion Option Date, the Premises under this Lease shall be deemed to include the Expansion Space, and Tenant shall be deemed to agree to lease the Expansion Space on the same terms as in this Lease, including the terms for Tenant Improvements as set forth in Appendix C, but except as provided herein. Tenant shall pay Base Rent on the Expansion Space as follows: From the date that Landlord delivers the Expansion Space to Tenant with all Tenant Improvements substantially completed (the "Expansion Space Commencement Date"), Tenant shall pay Base Rent on the Expansion Space at Market Rate, as defined in Section 32 below.

        E.    If Tenant does not timely exercise Tenant's Option to Expand as set forth in this Section 31, Landlord may enter into a lease for such space with any third party, and Tenant shall have no further rights with respect to the Expansion Space.

        F.     If Tenant exercises Tenant's Option to Expand, and any demising wall is removed in order to make the original Premises under this Lease and the Expansion Space a single suite, Tenant shall not be required to replace the demising wall at the end of the Term.

        32.    EXTENSION OPTION.    Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for one period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, excluding the provisions of Appendix C of this Lease and except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension options.

        A.    The Base Rent during the Renewal Term shall be the then prevailing Market Rate for a comparable term commencing on the first day of the Renewal Term for non-renewing tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the Del Mar Heights area.

        B.    To exercise any option, Tenant must deliver a notice to Landlord not less than six (6) months prior to the proposed commencement of the Renewal Term. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below, taking into account the factors set forth in subsection A immediately above, and Landlord shall inform Tenant of Landlord's determination of the Market Rate. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

        C.    "Market Rate" shall be determined as follows:

          (1)   If Tenant provides Landlord with its notice of exercise pursuant to Subsection B above, then within thirty (30) days after receipt of Tenant's notice, Landlord shall calculate and inform Tenant of Landlord's determination of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (2)-(4) below.

          (2)   If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (3) and (4) below.

          (3)   Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          (4)   Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

        D.    Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease or sublet more than 30% of the Premises under a sublease which is in effect at any time during the final 12 months of the initial Term other than to a Permitted Transferee.

        E.    The option to extend set forth in this Section 32 is personal to Pennie & Edmonds, LLP or any Permitted Transferee, and may not be exercised by any assignee or subtenant of the original Tenant under this Lease.

        33.    SIGNAGE.    Subject to: (a) Landlord's reasonable prior written approval of the location, design, size, color, material, composition and plans and specifications therefor, (b) any covenants, conditions or restrictions affecting the Project, and (c) the prior written consent of the City of San Diego, California, Tenant shall have the non-exclusive right, at its sole cost and expense, to construct and maintain a sign on top of the Building (the "Building Top Sign") to the extent permitted by Governmental Requirements. Upon Landlord granting its approval, Tenant shall erect the Building Top Sign in accordance with approved plans and specifications, in a good and workmanlike manner, in accordance with all applicable Governmental Requirements, now in force or hereafter enacted, of any governmental entity or agency having jurisdiction over the Project, and after Tenant has received all requisite approvals thereunder (all of which being referred to herein collectively as the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the use of the Building, Common Areas or other portions of the Project while such sign construction is taking place. Tenant shall maintain the Building Top Sign in a good, clean and safe condition and in accordance with the Sign Requirements, including all repairs and replacements thereto. Upon the expiration or earlier termination of the Lease Tenant shall, at its sole cost and expense, remove the Building Top Sign and repair all damage caused thereby and restore the applicable portion of the Building to its condition prior to the installation and removal of any sign.

        34.    TERMINATION OPTION.    Tenant may at its option terminate this Lease in its entirety (the "Termination Option") effective as of the first day of the fourth Lease Year (the "Early Termination Date") by delivering notice of its intent to terminate (the "Termination Notice") to Landlord at least six (6) calendar months before the Early Termination Date accompanied by payment of the Termination Fee (as hereinafter defined). If Tenant fails to timely deliver its Termination Notice and pay the Termination Fee, Tenant will be deemed to have waived such Termination Option.

        If there are any uncured defaults by Tenant as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date.

        The "Termination Fee" shall be an amount equal to the sum of (a) the unamortized costs (to be amortized over a period of five years at an annual interest rate of 10%) of any brokerage commissions in connection with this Lease and any tenant improvements to the Premises paid for by Landlord, including from Landlord's Contribution as set forth in Appendix C; and (b) twelve (12) monthly payments of then Base Rent.

        SIGNATURES APPEAR ON FOLLOWING PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:
SQUARE 24 ASSOCIATES, L.P., a District of Columbia limited partnership
By:	Carr Real Estate Services, L.L.C., Its General Partner
	By:	Carr Real Estate Services Partnership, Its Sole Member
		By:	Carr Realty L.P., Its Managing Partner
			By:	CarrAmerica Realty Corporation, Its General Partner
By:
Print Name:
Print Title:
TENANT:
PENNIE & EDMONDS LLP, a New York limited liability partnership
By:
Print Name:
Print Title:

APPENDIX A

PLAN OF THE PREMISES

(attach floor plan depicting the Premises)

1

APPENDIX B

RULES AND REGULATIONS

        1.     Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Project.

        2.     The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

        3.     The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

        4.     The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

        5.     Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

        6.     Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord (which shall not be unreasonably withheld); use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of or making coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property. Tenant shall be permitted to install and use a refrigerator and microwave in the Premises.

        7.     Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

        8.     Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord and initial placement and needs for future expansion shall be agreed upon prior to the execution of this lease.

        9.     No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof; provided, however that Tenant may secure its computer room if Tenant provides Landlord with access (key or combination to

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any lock). Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

                In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

        10.   Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as reasonably approved by Landlord.

        11.   No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord in its reasonable discretion. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

        12.   Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines (except for computer equipment which may run at all times) before leaving the Project at the end of the day.

        13.   Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

        14.   Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

        15.   Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

        16.   Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

        17.   Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

        18.   No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs and physically challenged persons may be accompanied by "helper dogs." Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

        19.   Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

        Accordingly:

          (a)   Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

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          (b)   Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c)   Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

        20.   Tenant shall not do or permit the manufacture, sale or purchase of any fermented, intoxicating or alcoholic beverages in the Premises without obtaining written consent of Landlord.

        21.   Tenant shall not disturb the quiet enjoyment of any other tenant.

        22.   Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

        23.   No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

        24.   Intentionally deleted.

        25.   Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

        26.   Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

        27.   Tenant shall promptly remove all rubbish and waste from the Premises, subject to janitorial services.

        28.   Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

        29.   Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

        30.   Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

        31.   Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without complying with the terms of the Lease.

        32.   Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise provided in the Lease, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion.

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        33.   Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

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APPENDIX C

TENANT IMPROVEMENT AGREEMENT

        35.   INITIAL IMPROVEMENTS. Landlord shall complete the improvements shown on a space plan to be mutually agreed to between Landlord and Tenant (the "Initial Improvements"). The Initial Improvements shall be deemed owned by Landlord to the extent paid for by Landlord's Contribution.

        Landlord shall select a contractor reasonably acceptable to Tenant to perform the construction of the Initial Improvements. All materials, finishes and installations shall be within the Building standard selection. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure. Punch List items shall be completed within 30 days of the Commencement Date.

        Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined) for a fee of 5% of the cost of the work.

        The Initial Improvements shall be deemed substantially completed ("Substantially Completed" or "Substantial Completion") on the date that Landlord's construction manager shall so indicate, provided that any Governmental Requirements which are conditions precedent to occupancy of the Premises (such as a plan check or temporary certificate of occupancy, if required by Governmental Requirements) have been satisfied, subject only to minor or insubstantial details of construction, mechanical adjustment or decoration to be performed, the incomplete state of which does not materially interfere with Tenant's use of the Premises for the Permitted Use, and provided that compliance with Governmental Requirements to enable Tenant to occupy the Premises has been obtained.

        36.   CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes, or the use of any materials, finishes or installations which are not within the Building standard selection, (individually or collectively, "Change Orders") to any of the Premises in addition to, revision of, or substitution for the Initial Improvements as indicated on the space plan to be agreed upon by Landlord and Tenant, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Subject to Landlord's Contribution, Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders.

        37.   LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to $20.00 per rentable square foot of the Premises ("Landlord's Contribution") toward the costs incurred for the Improvements and any Change Orders. Landlord has no obligation to pay for costs of the Improvements or Change Orders in excess of Landlord's Contribution, notwithstanding any other provision hereof. If the cost of the Improvements and/or Change Orders exceeds Landlord's Contribution, Tenant shall pay such overage. Tenant shall have no right to use any portion of Landlord's Contribution for payment of Rent, but may use any unused portion for the costs of moving or preparing the Premises for occupancy, to the extent of Landlord's Contribution.

        Not more often than one time per month, Tenant may submit to Landlord a request for payment and reasonable documentation of expenses incurred by Tenant in building the Improvements. Landlord shall pay Tenant, or such parties as directed by Tenant, the amount requested within 30 days of receipt of Tenant's request.

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        38.   COMMENCEMENT DATE DELAY. The Commencement Date for the Premises shall be delayed beyond the target Commencement Date of August 1, 2003 until the Initial Improvements have been substantially completed, and such date shall be the Completion Date (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

(a)
Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

(b)
Contractor's performance of any Change Orders; or

(c)
Tenant's request for materials, finishes or installations which are not within Building standard selection for such materials, and require unusually long lead times; or

(d)
Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

(e)
Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

(f)
Tenant's delay beyond 30 days in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's Contribution; or

(g)
Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

        If the Completion Date is delayed by Tenant Delay, then Landlord shall cause Landlord's contractor or architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, and such date shall be the Completion Date.

        39.   ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord may permit Tenant and its agents to enter any portion of the Premises from and after July 15, 2003 to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

(a)
working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b)
obtaining in advance Landlord's reasonable approval of the contractors proposed to be used by Tenant and delivering to Landlord in advance of any work the contractor's affidavit for the proposed work and the waivers of lien (to the extent available in advance) from the contractor and all subcontractors and suppliers of material; and

(c)
furnishing Landlord with the insurance required under the Lease against liabilities which may arise out of such entry.

        Landlord shall have the right to withdraw such license for good cause upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by this Section 4 and all other terms of the Lease, except for the payment of Rent.

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        40.   MISCELLANEOUS.

        (a)   Tenant will designate an individual ("Tenant's Representative") as the only person authorized to act for Tenant with respect to this Tenant Improvement Agreement. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("Communication") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative. Tenant may change either Tenant's Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant shall be extended by reason of any change in Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors in the performance of the Tenant Improvements, unless otherwise provided herein.

        (b)   Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

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APPENDIX D

MORTGAGES CURRENTLY AFFECTING THE PROJECT

None

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APPENDIX E

COMMENCEMENT DATE CONFIRMATION

Landlord:	Square 24 Associates, LP., a District of Columbia limited partnership

Tenant:	Pennie & Edmonds LLP, a New York limited liability partnership

        This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of July    , 2003 (the "Lease") for certain premises known as 12750 High Bluff Drive, Suite 300 in the building commonly known as Highland Corporate Center (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

        1.    Lease Commencement Date, Termination Date.    Landlord and Tenant hereby agree that the Commencement Date of the Lease is                        , 2003, and the Termination Date of the Lease is                        .

        2.    Incorporation.    This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT: Pennie & Edmonds LLP, a New York limited liability partnership
By:
Name:
Title:
LANDLORD: Square 24 Associates, L.P., a District of Columbia limited partnership
[ADD APPROPRIATE SIGNATURE BLOCK]
By:
Name:
Title:

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APPENDIX F

JANITORIAL SPECIFICATIONS

16.
ELEVATORS, LOBBIES AND CORRIDORS

(a)
NIGHTLY

          (i)    Thoroughly wash all glass including low partitions and the corridor side of all windows and glass doors..

          (ii)   Spot clean all chrome or brass bright work including door hardware, kick plates, hose cabinets, and visible hardware on the corridor side of tenant entry door.

          (iii)  Sweep and vacuum all lobby and corridor carpeting.

          (iv)  Empty and clean waste paper baskets and refuse receptacles.

          (v)   Spot clean and dust directory board glass. All carpeted floors will be spot cleaned as necessary. Each crew is equipped with a carpet brush and a spotting agent. Any spots not removable by normal shampooing will be reported to CARC.

          (vi)  All interior and exterior non-carpeted stairwells will be walked nightly and policed as needed. All interior carpeted stairwells will be vacuumed nightly.

          (vii) Spot wipe all walls.

          (viii) Wipe all railings in common areas and stairwells.

          (ix)  Sweep entryways.

          (x)   Water fountains are to be cleaned, polished, sanitized and dried thoroughly.

  (b)
  WEEKLY

          (i)    Sweep/mop all interior and exterior non-carpeted stairwells and landings.

  (c)
  MONTHLY

          (i)    Dust all horizontal surfaces and ledges not attended to in nightly service. This includes corners and edges.

17.
OFFICE AREAS

(a)
NIGHTLY

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Exhibit B
List of FF&E

6' by 2' desks: 7

6' by 2.5' desks: 7

6' by 7' L shaped desks: 2

8' by 6' L shaped desk: 1

9.5' by 6' L shaped desk: 1

6.5' by 2' desk / table (Visiting Attorney): 1

6' round table (VA): 1

4.5' by 1.5' tables with glass top (Conference and Reception): 2

2'4"round glass table (Reception): 1

6.5' by 2' bookcase: 1

6' by 3' bookcase: 1

3' by 2' file cabinet: 1

6' by 2' file cabinets: 2

5.5' by 1.5' file cabinets: 2

1.5' by 2.5' file cabinets (secretary stations): 4

2' by 2.5' file cabinets (secretary stations): 4

2' by 1.5' file cabinet (reception): 1

Chairs: 34

3 piece wall unit (Dale's old office): 2 end pieces 71" by 21" and 1 larger middle piece 79" by 21"

6' by 2.5' paper station: 1

Kitchen: 1 microwave and 1 refrigerator

Supply room: 5 sets of wooden shelves (connected to wall)

Library: 17 sets of shelves (connected to wall)

Docketing: 12 sets of shelves (3 unconnected)

Black trash cans: 29

QuickLinks

  Exhibit 10.11
SUBLEASE
Background
Terms